Exhibit 99.2

DARIOHEALTH CORP.

Unaudited Pro Forma Condensed Combined Financial Information

Introduction

On February 15, 2024 (the “Closing Date”, "Effective Time"), DarioHealth Corp., (the “Parent”, “Company”, "Dario"), TWILL Merger Sub, Inc. (“Merger Sub”), Twill, Inc. (“Twill”) and Bilal Khan, solely in his capacity as the representatives of Twill’s stockholders and other equity holders, entered into an Agreement and Plan of Merger (the “Merger Agreement” or "Agreement"). Pursuant to the provisions of the Merger Agreement, Parent, Merger Sub and Twill intend to affect a business combination through the merger of Merger Sub with and into Twill (the “Merger”), with Twill continuing as the surviving corporation (also the "Surviving Corporation") in the Merger.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time was converted into the right to receive and become one validly issued, fully paid and non-assessable share of common stock, par value $0.00001 per share, of the Surviving Corporation, and such converted shares constitute the only outstanding shares of capital stock of the Surviving Corporation. Each share of Twill capital stock held in Twill's treasury or owned by Twill immediately prior to the effective time was automatically cancelled and ceased to exist and no consideration was delivered in exchange therefor. No Twill's warrant was assumed by Parent in connection with the Merger and they are all cancelled.

Pursuant to the terms of the Merger Agreement, on the Closing Date, the Company paid to Twill’s debt holders and equity holders aggregate consideration (“Merger Consideration”) of (A) $10.0 million in cash and (B) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 10,000,400 shares (the “Warrant Shares”) of Company common stock, par value $0.0001 per share (the “Common Stock”), issuable to a trust (the “Trust”) formed for the benefit of certain equity and debt holders of Twill, issuable in 4 equal tranches.

Pursuant to the terms of the Merger Agreement, the Company has also agreed to appoint a new member to its board of directors, nominated by Twill equity holders and subject to such nominee being acceptable to the Company, within 90 days following the closing of the Merger. Such appointment right shall continue until the earlier of 540 days following the closing of the Merger, or the date which the Trust exercises its third tranche of Pre-Funded Warrants.

On the Closing Date, the Company issued (i) to employees of Twill, as an inducement to their employment with the Company and the Surviving Corporation stock options to purchase up to 2,963,459 shares of Common Stock with an exercise price of $2.55 per share; and (ii) a combination of warrants and restricted stock units (“RSUs”) to acquire up to 1,766,508 shares of Common Stock issued to certain outgoing board members, consultants and outgoing officers of Twill

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of December 31, 2023, gives effect to the Merger as if it had been completed as of December 31, 2023, and combines the condensed consolidated balance sheet of Dario as of December 31, 2023, with the condensed balance sheet of Twill as of December 31, 2023.

The unaudited pro forma condensed combined statements of comprehensive income (loss) for the year ended December 31, 2023, give effect to the Merger as if it had occurred on January 1, 2023. The unaudited pro forma condensed combined statements of comprehensive income (loss) for the fiscal year ended December 31, 2023, combines the consolidated statement of comprehensive income (loss) of Dario for the year ended December 31, 2023, and Twill's statement of operations for the year ended December 31, 2023.

The historical financial statements of Dario and Twill have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma transaction accounting adjustments. The unaudited pro forma adjustments are based upon available information and certain assumptions that Dario's management believes are reasonable.

It should be noted that there have been no material transactions between Dario and Twill prior to and during the periods presented in the unaudited pro forma condensed combined financial statements. In addition, these statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the Merger Agreement, or the costs to combine the operations of Dario and Twill.

The unaudited pro forma condensed combined financial information and the accompanying notes are provided for informational and illustrative purposes only and should be read in conjunction with the following:

•	The historical audited consolidated financial statements of Dario as of and for the year ended December 31, 2023, and the related notes, included in Dario's Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
•	The historical audited financial statements of Twill as of and for the fiscal year ended December 31, 2023, and the related notes.

The unaudited pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the Company. The actual results of the Company may differ significantly from those reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared solely for informational purposes. Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information is not intended to represent and does not purport to be indicative of what the combined company financial condition or results of operations would have been had the Merger and other adjustments related to the Merger occurred at an earlier date or on the dates assumed.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2023
(USD In thousands)

	Dario (Historical)	Twill (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$36,797	$2,172	$(10,000)	A	$28,969
Restricted cash	292	672			964
Trade receivables	3,155	4,340			7,495
Inventories	5,062				5,062
Other accounts receivable and prepaid expenses	2,024	1,047			3,071
Total current assets	47,330	8,231	(10,000)		45,561
Deposits	6				6
Operating lease right-of-use assets	967	944	51	B	1,962
Long-term assets	143	23			166
Property and equipment, net	899	598			1,497
Intangible assets, net	5,404		19,435	B	24,839
Goodwill	41,640		12,623	C	54,263
Total non- current assets	49,059	1,565	32,109		82,733
TOTAL ASSETS	$96,389	$9,796	$22,109		$128,294
LIABILITIES CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
Trade payables	$1,131	$2,001	$481	D	$3,613
Deferred revenue	997	669			1,666
Operating lease liabilities	111	1,155	(160)	B	1,106
Other accounts payable and accrued expenses	6,300	1,783			8,083
Current maturity of long term loan	3,954				3,954
Convertible loans		35,096	(35,096)	E	-
Short-term loans		82,325	(82,325)	E	-
Total current liabilities	12,493	123,029	(117,100)		18,422
NON-CURRENT LIABILITIES
Operating lease liabilities	885	-			885
Long-term loan	24,591				24,591
Warrant liability	240				240
Other long-term liabilities	36				36
Warrant liability		533	(533)	E	-
			24,456	F	24,456
Deferred taxes		-	2,001	G	2,001
Total non-current liabilities	25,752	533	25,924		52,209
Total liabilities	$38,245	$123,562	$(91,176)		$70,631

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2023
(USD In thousands)

	Dario (Historical)		Twill (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
COMMITMENTS AND CONTINGENCIES
CONVERTIBLE PREFERRED STOCK
Preferred stock	$-		$80,523	$(80,523)	H	$-

STOCKHOLDERS’ EQUITY
Common stock	3		* )	-	H	3
Preferred stock	*	)				*	)
Additional paid-in capital	407,502		11,045	(11,045)	H	407,502
Accumulated deficit	(349,361)		(211,128)	211,128	H	(349,842)
				(481)	D
Accumulated other comprehensive income/loss			5,794	(5,794)	I	-
Total shareholders’ equity (deficit)	58,144		(113,766)	113,285		57,663
Total liabilities and shareholders’ equity (deficit)	$96,389		$9,796	$22,109		$128,294

*) Represent an amount lower than $1.

Unaudited Pro Forma Condensed Combined Statement of Comprehensive gain (loss)

For the Year Ended December 31, 2023

(USD In thousands, except share and per share amounts)

	Dario (Historical)	Twill (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Services	$13,084	$-	$-		$13,084
Hardware and consumable products	7,268				7,268
Total Revenues	20,352	18,190			38,542
Cost of revenues:
Services	4,679				4,679
Hardware and consumable products	5,303				5,303
Amortization of acquired intangible assets	4,386		573	AA	4,959
Total cost of revenues:	14,368	1,465	573		16,406
Gross profit	5,984	16,725	(573)		22,136
Operating expenses:
Research and development	$20,248	$26,661	$1,174	BB	$48,083
Sales and marketing	23,785	10,378	1,996	BB	36,159
			432	AA	432
General and administrative	18,140	7,297	2,406	BB	27,843
			481	CC	481
Total operation expenses	62,173	44,336	6,489		112,998
Operating loss	56,189	27,611	7,062		90,862
Total financial expenses (income), net	3,174	3,081	(9,661)	DD	(3,406)

Loss before income taxes	59,363	30,692	(2,599)		87,456
Income Tax expense (benefit)	64	20	-		84
Net loss	$59,427	$30,712	$(2,599)		$87,540
Deemed dividend	$4,084	$-	$-		$4,084
					-
Net loss attributable to shareholders	$63,511	$30,712	$(2,599)		$91,624
Net loss per share:
Basic and diluted loss per share of common stock	$1.93	$-	$-	EE	$2.14
Weighted average number of common stock used in computing basic and diluted net loss per share	28,371,979			EE	38,372,379

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Dario's and Twill's historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. Dario has determined that no significant adjustments are necessary to conform Twill's accounting policies to the accounting policies used by Dario.

The unaudited pro forma condensed combined financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Merger.

The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of comprehensive income (loss), expected to have a continuing impact on the combined results.

The Merger was accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations (“ASC 805”), and using the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). Dario was determined as the accounting acquirer in the transaction based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to this transaction. Under ASC 805, all assets acquired, and liabilities assumed are recorded at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the Merger are reasonable, new information may be obtained about facts and circumstances that existed as of the date of the Merger during the twelve-month period following the Merger which could cause actual results to differ materially from the unaudited pro forma condensed combined financial information.

Note 2. Preliminary Purchase Price Allocation

Preliminary Aggregate Purchase Consideration

Reflects the preliminary aggregate purchase consideration of $34.4 million related to the Merger. The calculation of the estimated purchase consideration is based on the terms of the Merger Agreement and management’s estimates as of the date of this filing. Therefore, the preliminary aggregate purchase consideration used for purposes of the unaudited pro forma condensed combined financial information may differ materially from the actual purchase consideration.

The preliminary aggregate purchase consideration is as follows:

Preliminary Aggregate Purchase Consideration	USD In thousands
Total Cash Considerations (1)	$10,000
Consideration Warrant Share (2)	$24,456
Total Merger Consideration	34,456

(1)	Represent the Cash Consideration of $10,000,000 USD paid to Whitehawk Capital Partners LP. As for the consideration paid to shareholders who elected the Cash Election (as defined in the Agreement) of $0.0000001 per share, according to the Company the aggregated amount of Cash Election is immaterial.
(2)	Reflects the value the of the Pre-Funded Warrants to purchase up to 10,000,400 shares of the Company’s Common Stock, at an exercise price of $0.0001 per share.

Preliminary Aggregate Purchase Consideration Allocation

The preliminary aggregate purchase consideration allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial statements and is reflected as if the closing date was December 31, 2023. The following table provides a summary of the preliminary aggregate purchase consideration allocation by major categories of assets acquired and liabilities assumed based on Dario's management’s preliminary estimate of their respective fair values:

Preliminary Aggregate Purchase Consideration Allocation	USD In thousands
Assets:
Cash and cash equivalent	$2,172
Accounts receivable, net	4,340
Other non-current assets	1,047
Restricted cash	672
Property and equipment, net	598
Operating lease Right of use assets	995
Other non-current assets	23
Liabilities:
Accounts payable	(2,001)
Other accrued liabilities	(1,783)
Deferred revenue	(669)
Operating lease liability	(995)
Intangible Assets:
Technology	5,644
Customer Relationship Healthcare	13,791
Deferred Tax	(2,001)
Goodwill	12,623
Total purchase price consideration	$34,456

The estimated useful lives of the intangibles' assets (in years) are as follows:

Estimated Useful Lives
Technology	8
Customer Relationship Healthcare	12

The identifiable intangible assets acquired consisted of developed technology and customer relationships with estimated useful lives of 8 and 12 years, respectively. The Company amortizes the fair value of these intangible assets based on the discounted free cash flow over their respective useful lives.

The preliminary aggregate purchase consideration allocation above reflects the recording of goodwill of $12.6 million. Goodwill represents the excess of the preliminary aggregate purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Merger. The actual amount of goodwill to be recorded in connection with the Merger is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Merger.

Note 3. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information is based upon the historical consolidated and condensed consolidated financial statements of the Company and of Twill and certain adjustments which the Company believes are reasonable to give effect to the Merger. These adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon our preliminary allocation of the Merger consideration, which is subject to adjustment based upon the completion of our valuation analysis.

The unaudited pro forma condensed combined financial information included herein was prepared using the acquisition method of accounting for the Merger. As discussed above, the purchase price allocation is considered preliminary at this time. However, the Company believes that the preliminary purchase price allocation and other related assumptions utilized in preparing the unaudited pro forma condensed combined financial information provide a reasonable basis for presenting the pro forma effects of the Merger. Other than those pro forma adjustments described below, the Company believes there are no adjustments, in any material respects, that need to be made to present Twill's financial information in accordance with U.S. GAAP, or to align Twill's historical accounting policies with the Company’s.

The adjustments made in preparing the unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2023, are as follows:

A.	Reflects $10 million of cash paid as consideration of the acquisition, of which the entire amount of $10 million were used to settle Twill's Indebtedness (See E below).

B.	Reflects the estimated fair value of Twill's identified tangible and intangible assets acquired. Refer to Note 2 for the purchase price allocation of the intangible assets recognized and associated useful lives.

C.	The pro forma adjustment to goodwill of $12.6 million represents the excess of the preliminary purchase price over the fair value of the assets acquired and liabilities assumed.

D.	Reflects Dario's nonrecurring estimated transaction costs of $0.6 million in connection with the Merger, out of which an amount of $0.48 million represents additional transaction costs incurred by Dario subsequent to 31 December, 2023.

E.	Reflects Twill's Indebtedness to be settled as of the Closing in accordance with the Agreement.

F.	Reflects $24.5 million of liability classified Warrants to purchase up to 10,000,400 of Company's Common Stock issued as consideration for the acquisition, substantially all of the amount was used to settle Twill's Indebtedness (See E above).

G.	Reflects deferred taxes resulting from pro forma fair value adjustments primarily related to the acquired intangibles.

H.	Reflects the elimination of Twill's historical equity.

I.	Reflects the elimination of the other comprehensive income balance attributable to the changes in the fair value of Twill's indebtedness to be settled as of the Closing in accordance with the Agreement (see also E), which are accounted for pursuant to the fair value option. These amounts are reclassified to earnings upon the settlement as of the Closing in accordance with the Agreement.

The adjustments made in preparing the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023:

(AA)	Represents incremental amortization expense recorded as a result of the intangible assets recognized in the Merger.

(BB)	Reflects the difference between Twill’s historical share-based compensation expense and the estimated share-based compensation expense related to replacement awards issued to continuing employees as part of the business combination. The entire fair value of the replacement share-based awards is attributable to post-combination service and will be recognized rateably over post-combination service periods ranging for approximately two years.

(CC)	Reflects Dario's nonrecurring estimated transaction costs of $0.6 million in connection with the Merger, out of which an amount of $0.48 million represents additional transaction costs incurred by Dario subsequent to December 31, 2023.

(DD)	Represents income statement impacts of the following nonrecurring amounts related to Twill's Indebtedness to be settled as of the Closing in accordance with the Agreement.

USD In thousands
Finance expenses (1)	$3,081
Other comprehensive income balance (2)	6,580
Pro Forma adjustment to financial expenses (income), net	$9,661

(1)	Reflects the removal of interest and financing expenses as a result of changes in fair value incurred during FY 2023, related to Twill’s indebtedness settled as of the Closing in accordance with the Agreement.

(2)	Reflects the elimination of the other comprehensive income balance attributable to the changes in the fair value of Twill's indebtedness to be settled as of the Closing in accordance with the Agreement, which are accounted for pursuant to the fair value option. Amounts recorded in other comprehensive income relate to instrument-specific credit risk attributable to Twill's indebtedness from prior years, and such amounts are reclassified to earnings upon the settlement as of the Closing in accordance with the Agreement.

(EE)	Reflects the net loss per share calculated using the historical weighted average shares outstanding, and the 10,000,400 shares issuable under the Warrants issued as part of the Merger Considerations, at an exercise price of $0.0001 per share, assuming the Warrants were outstanding since January 1, 2023. As the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the 10,000,400 shares issuable under the Warrants issued as part of the Merger Considerations, at an exercise price of $0.0001 per share, in connection with the Merger have been outstanding for the entire period presented.

Year Ended December 31, 2023
Pro forma net loss attributable to common stockholders - Basic and Diluted (USD in thousands)	$(82,057)
Pro forma weighted average common stock outstanding – basic and diluted	38,372,379
Pro forma basic and diluted loss per share of common stock	$(2.14)